Exhibit 10.41

FORM OF
AMENDMENT NO. 1 TO SENIOR CONVERTIBLE NOTES

This Amendment No. 1 to Senior Convertible Notes (this “Agreement”), dated as of November [•], 2013, is entered into by and among Metalico, Inc., a Delaware corporation (the “Company”), and the holder of the Note (as defined below) as identified on the signature pages hereto (the “Holder”). Capitalized terms used and not defined in this Agreement shall have the respective meanings given them in the Notes.

RECITALS

WHEREAS, the Holder is a holder of the Company’s Senior Convertible Notes due 2028 (each a “Note”, and collectively, the “Notes”) in the principal amount of Notes set forth opposite the Holder’s name on the signature page hereto;

WHEREAS, the parties hereto desire to amend the Notes on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 15 of the Notes, any change or amendment to the Notes must be contained in a written consent of the Required Holders.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, effective as of the time the Required Holders have executed one or more agreements in all material respects in the form of this Agreement:

1. Amendments to the Notes. The Notes are hereby amended as follows:

a.	The definition of “Ableco Loan Agreement”” now appearing as clause (a) of Section 28 is hereby amended in its entirety to read as follows:

“Ableco Loan Agreement” means the Financing Agreement by and among the Company, each Subsidiary listed as a “Guarantor” thereto, the lenders from time to time party thereto, Ableco Finance LLC (“Ableco”), as collateral agent for the lenders, and Ableco, as administrative agent for the lenders dated as of July 3, 2007, as amended, restated, supplemented, extended, renewed, or otherwise modified from time to time, together with any refinancings thereof from time to time and any amendments, restatements, supplements, extensions, renewals and modifications of any of such refinancings (including, but not limited to, the refinancing as a result of that certain Financing Agreement dated on or about November [•], 2013 among the Company and each Subsidiary of the Company listed as a borrower on the signature pages thereto as borrowers, each Subsidiary of the Company listed as a guarantor on the signature pages thereto as guarantors, various lender from time to time party thereto, and TPG Specialty Lending, Inc. as agent and lead arranger, as amended, restated, supplemented, extended, renewed, or otherwise modified from time to time, together with any refinancings thereof from time to time and any amendments, restatements, supplements, extensions, renewals and modifications of any of such refinancings).

b.	The definition of “Foothill Loan Agreement” now appearing as clause (p) of Section 28 is hereby amended in its entirety to read as follows:

“Foothill Loan Agreement” means the Amended and Restated Loan and Security Agreement by and among the Company, and each of the Subsidiaries that are signatories thereto as Borrowers, the lenders that are signatories thereto as the Lenders, and Wells Fargo Foothill, Inc. as the Arranger and Administrative Agent dated as of July 3, 2007, as amended, restated, supplemented, extended, renewed, or otherwise modified from time to time, together with any refinancings thereof from time to time and any amendments, restatements, supplements, extensions, renewals and modifications of any of such refinancings (including, but not limited to, the refinancing as a result of that certain Financing Agreement dated on or about November [•], 2013 among the Company and each Subsidiary of the Company listed as a borrower on the signature pages thereto as borrowers, each Subsidiary of the Company listed as a guarantor on the signature pages thereto as guarantors, various lender from time to time party thereto, and TPG Specialty Lending, Inc. as agent and lead arranger, as amended, restated, supplemented, extended, renewed, or otherwise modified from time to time, together with any refinancings thereof from time to time and any amendments, restatements, supplements, extensions, renewals and modifications of any of such refinancings).

c.	Section 4(a)(iv) of the Notes is hereby amended by deleting the reference therein to “(as defined in the Securities Purchase Agreement)”.

d.	Section 28 of the Notes is hereby amended by inserting the following new clause (ss):

(ss) “Transaction Documents” means the Registration Rights Agreement, the Securities Purchase Agreement and this Note.

2. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Notes are and shall remain in full force and effect and are hereby ratified and confirmed by the Company. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Notes or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Company that would require the waiver or consent of the Required Holders.

3. Governing Law; Jurisdiction; Jury. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address as provided in Section 23 of the Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

4. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

The parties hereto have executed this Agreement as of the day and year first set forth above.

HOLDER:

[      ]

By:
Name
Title:

Total Principal Amount of Notes
Beneficially Owned:

$

COMPANY:

METALICO, INC.

By:
Name
Title: